                                                                Exhibit 4.1(iii)

                             SUPPLEMENTAL INDENTURE

     Supplemental Indenture (this "Supplemental Indenture"), dated as of July 23, 1998, by and among each Subsidiary Guarantor set forth on the signature page hereto (each, a "New Subsidiary Guarantor"), each a direct or indirect subsidiary of National Equipment Services, Inc., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                              W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of November 25, 1997, providing for the issuance of an aggregate principal amount of $100,000,000 of 10% Senior Subordinated Notes due 2004 (the "Senior Subordinated Notes");

     WHEREAS, Sections 4.16 and 11.03 of the Indenture provide that under certain circumstances the Company is required to cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Senior Subordinated Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement to Subsidiary Guarantee. Each New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the Senior Subordinated Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Subordinated Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.

     4. New York Law to Govern. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

     5. Counterparts The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

     7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiary Guarantors.

                            *          *          *

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: July 23, 1998

                                    CARL'S MID SOUTH RENT-ALL CENTER
                                    INCORPORATED

                                    By: /s/ Paul R. Ingersoll
                                        ----------------------------
                                        Name:  Paul R. Ingersoll
                                        Title: Vice President

                                    FALCONITE AVIATION, INC.

                                    By: /s/ Paul R. Ingersoll
                                        ----------------------------
                                        Name:  Paul R. Ingersoll
                                        Title: Vice President

                                    FALCONITE EQUIPMENT, INC.

                                    By: /s/ Paul R. Ingersoll
                                        ----------------------------
                                        Name:  Paul R. Ingersoll
                                        Title: Vice President

                                    FALCONITE, INC.

                                    By: /s/ Paul R. Ingersoll
                                        ----------------------------
                                        Name:  Paul R. Ingersoll
                                        Title: Vice President

                                    FALCONITE REBUILD CENTER, INC.

                                    By: /s/ Paul R. Ingersoll
                                        ----------------------------
                                        Name:  Paul R. Ingersoll
                                        Title: Vice President

                                    MCCURRY & FALCONITE EQUIPMENT CO., INC.

                                    By: /s/ Paul R. Ingersoll
                                        ----------------------------
                                        Name:  Paul R. Ingersoll
                                        Title: Vice President

                                    M&M PROPERTIES, INC.

                                    By: /s/ Paul R. Ingersoll
                                        ----------------------------
                                        Name:  Paul R. Ingersoll
                                        Title: Vice President

Dated: July 24, 1998                HARRIS TRUST AND SAVINGS BANK,
                                         AS TRUSTEE

                                    By: /s/ C. Potter
                                        ----------------------------
                                        Name: C. Potter
                                        Title:  Assistant Vice President